UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 8, 2005

NEW WORLD BRANDS, INC.

(Exact name of registrant as specified in its charter)

Delaware	33-91432	02-0401674
State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2019 SW 20th Street, Suite 109, Ft. Lauderdale, Florida	33315
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (954) 713-0410

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 4 – Matters Related to Accountants and Financial Statements

Item 4.01	Changes in Registrant’s Certifying Accountant

Effective March 8, 2005, the Registrant’s Board of Directors dismissed Mahoney Cohen & Company, CPA, P.C. (“Mahoney Cohen”) as the Registrant’s principal independent auditors. The report of Mahoney Cohen on the consolidated financial statements of the Registrant for the fiscal year ended May 31, 2004, did not contain any adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles; however, the audit report for the year ended May 31, 2004 contained an explanatory paragraph regarding the substantial doubt about the Registrant’s ability to continue as a going concern. During fiscal year 2004 and the subsequent interim period through March 8, 2005, there were no disagreements with Mahoney Cohen regarding any matters of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Mahoney, would have caused Mahoney to make reference to the subject matter of the disagreements in connection with its report. The Registrant requested that Mahoney furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. A copy of Mahoney’s letter, dated March 8, 2005, stating its agreement with such statements, is attached as Exhibit 16.1.

Effective March 8, 2005, the Registrant engaged Salberg & Company, P.A. as its independent auditors for the year ending May 31, 2005. The decision to engage Salberg & Company, P.A. was approved by the Board of Directors of the Company. The Registrant has not previously consulted Salberg & Company, P.A.

Item 9.01	Financial Statements and Exhibits

Exhibit	Description of Document
16.1	Letter from Mahoney Cohen & Company, CPA, P.A.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 28, 2005	NEW WORLD BRANDS, INC.

By: /s/ Costas Ataliotis

Costas Ataliotis

Chief Executive Officer